EXHIBIT 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is executed and agreed to by and between Carriage Services, Inc., a Delaware corporation (the “Company”), and Melvin C. Payne (“Executive”), effective as of February 17, 2021 (the “Amendment Effective Date”).

WHEREAS, Executive and the Company entered into an Employment Agreement dated November 5, 2019 (the “Employment Agreement”);

WHEREAS, Executive and the Company desire Executive’s continued employment with the Company under certain amended terms and conditions as set forth herein; and

WHEREAS, the parties now desire to amend the Employment Agreement accordingly.

NOW, THEREFORE, in consideration of the premises above, as well as consideration to be granted by the Company to the Executive in the following form:

a.100,000 Carriage Services, Inc. stock options that would immediately vest upon the stock reaching a price of $77.34 per share for three consecutive trading days; and
b.50,000 Carriage Services, Inc. stock options that would immediately vest upon the stock reaching a price of $53.39 per share for three consecutive trading days.

the parties hereto agree as follows:

1. Section 2(a) of the Employment Agreement is hereby amended by replacing the figure $777,000.00 with the figure $900,000.00 where such figure appears in Section 2(a).

2. Section 4(a) of the Employment Agreement is hereby amended by deleting this section in its entirety and replacing it with the following language, “(a) Term. Executive’s term of Employment with the Company under this Agreement shall be for the period from the Effective Date through February 17, 2028 (the ‘Initial Term’). The period from the Effective Date through the Executive’s Termination Date (for whatever reason) shall be referred to herein as the ‘Employment Period.’”

3. Except as otherwise provided herein, all other provisions of the Employment Agreement shall remain in effect.

4. This Amendment and the Employment Agreement (other than as amended above) constitute the entire agreement between the parties on the subject of Executive’s employment with the Company.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of laws principles thereof.

6. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

EXHIBIT 10.1
IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date set forth above.
COMPANY:
Carriage Services, Inc.

/s/ Steven D. Metzger
By: Steven D. Metzger
Senior Vice President, General Counsel & Secretary

EXECUTIVE:
Melvin C. Payne

/s/ Melvin C. Payne